Exhibit 99.2

TUT SYSTEMS, INC.

SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

	Balance at Beginning of Period	Additions (reductions) to Costs and Expenses		Write-offs	Reclasses from Other Accounts	Balance at End of Period
Allowance for doubtful accounts:
Year ended December 31, 2003	$10	$37		$—	$—	$47
Year ended December 31, 2004	47	106		(14)	—	139
Year ended December 31, 2005	139	(29)		(54)	—	56

Valuation allowance for deferred tax assets:
Year ended December 31, 2003	$105,055	$2,604		$—	$—	$107,659
Year ended December 31, 2004	107,659	13,293		—	—	120,952
Year ended December 31, 2005	120,952	2,906		—	—	123,858

Allowance for excess and obsolete inventory and abandoned product:
Year ended December 31, 2003	$37,718	$(1,266	)(1)	$(36,227)	$—	$225
Year ended December 31, 2004	225	1,003	(2)	—	—	1,228
Year ended December 31, 2005	1,228	946	(3)	(256)	—	1,918

(1)	During 2003, the Company sold $1,491 of inventory that had previously been reserved for and increased the allowance for excess and obsolete inventory and abandoned product by $225.

(2)	During 2004, the Company sold $539 of inventory that had previously been reserved for and increased the allowance for excess and obsolete inventory and abandoned product by $1,542.

(3)	During 2005, the Company sold $76 of inventory that had previously been reserved for and increased the allowance for excess and obsolete inventory and abandoned product by $1,022